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                                                                    EXHIBIT 99.1

                                                                      [CNA LOGO]

FOR IMMEDIATE RELEASE
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CONTACT:

MEDIA:                                             ANALYSTS:
Charles M. Boesel, 312/822-2592                    Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167

        CNA ANNOUNCES APPOINTMENT OF PAUL J. LISKA TO BOARD OF DIRECTORS
                     AND DEPARTURE OF ANTOINETTE COOK BUSH

CHICAGO, FEBRUARY 12, 2004 -- Today, CNA Financial Corporation (NYSE: CNA) announced that Paul J. Liska joined its Board of Directors, effective February 11, 2004. Mr. Liska will serve as chairman of its Audit Committee and as a member of its Finance and Executive Committees.

"We are delighted to welcome Paul Liska to our Board," said Stephen W. Lilienthal, chief executive officer of CNA. "We look forward to his counsel and support, and particularly to the wealth of financial experience he brings to our Audit Committee and Board."

Mr. Liska was President, Credit and Financial Products at Sears Roebuck and Co. prior to the sale of its credit card business to Citicorp in 2003. From 2001 to late 2002, he was Chief Financial Officer at Sears. From 1997 to 2001, he served as Executive Vice President and Chief Financial Officer at The St. Paul Companies. Mr. Liska is an alumnus of the J.L. Kellogg Graduate School of Management at Northwestern University.

CNA also announced today the departure of Antoinette Cook Bush from its Board of Directors, effective today. Ms. Bush is leaving to resume her legal practice as a partner in the Washington, D.C. offices of Skadden, Arps, Slate, Meagher & Flom LLP. "CNA has been strengthened and enriched by the integrity and acumen that Toni Bush has demonstrated throughout her years of service to the company," Mr. Lilienthal observed. "Her contributions will be missed, and we wish her success and satisfaction in her new position."

Ms. Bush joined CNA's Board of Directors in 1993 and has served on its Executive, Finance, Incentive Compensation and Audit Committees.

ABOUT THE COMPANY

CNA is the country's fourth largest commercial insurance writer and the 11th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.


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FORWARD-LOOKING STATEMENT

The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words "believes," "expects," "intends," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Forward-looking statements include expected developments in the insurance business of CNA (the "Company"), including losses for asbestos, environmental pollution and mass tort claims; the Company's expectations concerning its revenues, earnings, expenses and investment activities; expected cost savings and other results from the Company's expense reduction and restructuring activities; and the Company's proposed actions in response to trends in its business.

Such statements, and the financial condition and results of operations of the Company and the price of the Company's common stock, are subject to a variety of inherent risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others: general economic and business conditions, including inflationary pressures on medical care costs, construction costs and other economic sectors that increase the severity of claims; changes in financial markets such as fluctuations in interest rates, long-term periods of low interest rates, credit conditions and currency, commodity and stock prices; the effects of corporate bankruptcies, such as Enron and WorldCom, on surety bond claims, as well as on capital markets and on the markets for directors & officers and errors & omissions coverages; changes in foreign or domestic political, social and economic conditions; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings, including interpretation of policy provisions, decisions regarding coverage and theories of liability, trends in litigation and the outcome of any litigation involving the Company; changes in tax laws and regulations; regulatory limitations and restrictions upon the Company and its insurance subsidiaries; the impact of competitive products, policies and pricing and the competitive environment in which the Company operates, including changes in the Company's books of business; product and policy availability and demand and market responses, including the level of ability to obtain rate increases and decline or non-renew underpriced accounts, to achieve premium targets and profitability and to realize growth and retention estimates; development of claims and the impact on loss reserves, including changes in claim settlement practices; the effectiveness of current initiatives by claims management to reduce loss and expense ratio through more efficacious claims handling techniques; the performance of reinsurance companies under reinsurance contracts with the Company; results of financing efforts, including the availability of bank credit facilities; changes in the Company's composition of operating segments; weather and other natural physical events, including the severity and frequency of storms, hail, snowfall and other winter conditions, as well as of natural disasters such as hurricanes and earthquakes; man-made disasters, including the possible occurrence of terrorist attacks and the effect of the absence of applicable terrorism legislation on coverages; the occurrence of epidemics; exposure to liabilities due to claims made by insureds and others relating to asbestos remediation and health-based asbestos impairments, and exposure to liabilities for environmental pollution and other mass tort claims; whether a national privately financed trust to replace litigation of asbestos claims with payments to claimants from the trust will be established or approved through federal legislation, or, if established and approved, whether it will contain funding requirements in excess of the Company's established loss reserves or carried loss reserves; the sufficiency of the Company's loss reserves and the possibility of future increases in reserves; the level of success in integrating acquired businesses and operations, and in consolidating existing ones; the possibility of changes in the Company's ratings by ratings agencies, including the inability to access certain markets or distribution channels and the required collateralization of future payment obligations as a result of such changes, and changes in rating agency policies and practices; the actual closing of contemplated transactions and agreements; and various other matters and risks (many of which are beyond the Company's control) detailed in the Company's Securities and Exchange Commission filings.

These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statement contained in this press release to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

This press release may also contain financial measures that are not in accordance with generally accepted accounting principles (GAAP). For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company's website.

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